UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2024

Disc Medicine, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39438	85-1612845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Arsenal Street, Suite 101
Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 674-9274

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IRON	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 14, 2024, Disc Medicine, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Leerink Partners, as representative of the underwriter listed on Schedule I thereto (“Underwriter”), related to an underwritten offering (the “Offering”) of 4,944,000 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”) at a price to the public of $36.00 per share. The net proceeds from the Offering are expected to be approximately $172.3 million after deducting the underwriting discount and estimated offering expenses. The Company expects that its cash and cash equivalents, together with the estimated net proceeds from the Offering, will be sufficient to fund its current operating and capital expenditure plans well into 2027. The Offering is expected to close on June 17, 2024, subject to customary closing conditions.

The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-275652), filed with the Securities and Exchange Commission (the “Commission”) on November 20, 2023 and declared effective by the Commission on November 29, 2023. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any of the shares of Common Stock.

The foregoing description of certain terms of the Underwriting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and is incorporated by reference herein. A copy of the opinion of Goodwin Procter LLP, relating to the legality of the shares of Common Stock is filed as Exhibit 5.1 hereto and is incorporated by reference herein.

Item 8.01	Other Events.

On June 14, 2024, the Company issued a press release announcing the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 14, 2024, by and among the Company and Leerink Partners LLC, as representative of the several underwriters listed on Schedule I thereto.

5.1	Opinion of Goodwin Procter LLP regarding the issue of Common Stock being registered.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

99.1	Press release announcing the Offering, dated June 14, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISC MEDICINE, INC.

Date: June 14, 2024	By:	/s/ John Quisel
	Name:	John Quisel, J.D., Ph.D.
	Title:	Chief Executive Officer